Exhibit 10-1
THIRD AMENDMENT
THIRD AMENDMENT, dated as of September 28, 2009 (this “Amendment”), to the Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005, as amended by the First Amendment thereto, dated as of February 28, 2007 and effective as of March 15, 2007 and as further amended by the Second Amendment thereto, dated as of October 23, 2008 and effective as of October 31, 2008 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GANNETT CO., INC., a Delaware corporation (“Gannett”), the several banks and other financial institutions parties to the Credit Agreement (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as syndication agent, and BARCLAYS BANK PLC, as documentation agent, and Banc of America Securities LLC and J.P.Morgan Securities Inc. as joint lead arrangers and joint bookrunners.
W I T N E S S E T H:
WHEREAS, Gannett has requested certain amendments to the Credit Agreement;
WHEREAS, the parties are willing to consent to the requested amendments on the terms and conditions contained herein;
NOW THEREFORE, the parties hereto hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
2. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions, in proper alphabetical order, as follows:
“Third Amendment”: the Third Amendment to the Agreement dated as of September 28, 2009, among Gannett, the Lenders and the Administrative Agent.
“Third Amendment Effective Date”: the date on which the conditions precedent set forth in paragraph 4 of the Third Amendment shall have been satisfied or waived.
3. Amendment to Section 6.1 (“Liens”). Section 6.1 of the Credit Agreement is hereby amended by adding the following new paragraph (f) at the end thereof as follows:
“(f) cash collateralization established pursuant to Section 2.21 of that certain Competitive Advance and Revolving Credit Agreement, dated as of February 27, 2004 and effective as of March 15, 2004, as amended by the First Amendment thereto, dated as of February 28, 2007 and effective as of March 15, 2007 and as further amended by the Second Amendment thereto, dated as of October 23, 2008 and effective as of October 31, 2008 and as further amended by the Third Amendment thereto, dated as of September 28, 2009, among GANNETT CO., INC., a Delaware corporation, the several banks and other financial institutions from time to time parties to the Credit Agreement, BANK OF AMERICA, N.A., as administrative agent , and JPMORGAN CHASE BANK, N.A., as syndication agent, and LLOYDS TSB BANK PLC AND SUNTRUST BANK, as documentation agents.”

4. Amendment to Section 6.5 (“Indebtedness”). Clause (i) of Section 6.5(b) of the Credit Agreement is hereby amended in its entirety as follows:
“(i) permit any Guarantor to, directly or indirectly, create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except (A) unsecured Indebtedness, the proceeds of which are used to refinance any of Gannett’s bonds having a maturity date earlier than the Five-Year Termination Date, (B) Indebtedness among Gannett and one or more Guarantors, or among Guarantors, in each case that is contractually subordinated to the Obligations and (C) Indebtedness other than Indebtedness of a type specified in clauses (A) or (B) of this paragraph (i) in an aggregate principal not to exceed $693,429,000 at any one time outstanding; or”
5. Effectiveness. This Amendment shall become effective as of the date (the “Third Amendment Effective Date”) on which the Administrative Agent shall have received (i) counterparts hereof duly executed by Gannett and the Administrative Agent and (ii) an executed consent letter from Lenders constituting Required Lenders authorizing the Administrative Agent to enter into this Amendment.
6. Representations and Warranties. Gannett hereby represents and warrants that, on and as of the Third Amendment Effective Date, after giving effect to this Amendment:
(a) No Default or Event of Default has occurred and is continuing; and
(b) Each of the representations and warranties of Gannett in the Credit Agreement and this Amendment is true and correct in all material respects, as if made on and as of the date hereof; and since December 30, 2008 there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole that has not been publicly disclosed.
7. Continuing Effect. Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Credit Agreement thereto shall be to the Credit Agreement as amended hereby.
8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
9. Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.
10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
11. Expenses. Gannett agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

GANNETT CO., INC.
By:	/s/ Michael A. Hart
	Name:	Michael A. Hart
	Title:	Vice President & Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia (Toni) Thomas
	Name:	Antonikia (Toni) Thomas
	Title:	Assistant Vice President

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